INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of January 20, 1997, by and between Bioxide Corporation, a Nevada corporation (the "Company"), and E. Wayne Nelson, an individual ("Indemnitee").

         A. WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         B. WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks, at the same time that the availability and coverage of liability insurance has been severely limited;

         C. WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors of the Company without additional protection;

         D. WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnity its officers and directors so as to provide them with the maximum protection permitted by law; and

         E. WHEREAS, the Company and Indemnitee expressly recognize that the indemnification provisions contained therein are not exclusive of any other rights to which Indemnitee may be entitled by Bylaw provision, agreement, vote of the stockholders or disinterested directors, or otherwise, and this Agreement is being entered into pursuant to such provision.

         NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

         1. Indemnification. To the fullest extent permitted under Chapter 78 et seq., Nevada Revised Statutes, the Company shall indemnify Indemnitee against all Expenses (as that term is defined in Section 10(d) hereof) actually and reasonably incurred by Indemnitee in connection with any Proceeding (as that term is defined in Section 10(c) hereof), except to the extent set forth in
Section 9) hereof. The termination of any Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was lawful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including dismissal of such without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith (except Expenses for which Indemnitee has been reimbursed by insurance).

         2. Agreement to Serve. In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company, Indemnitee agrees to serve at least for the balance of the current term as a director and not to resign voluntarily during such period without the written consent of a majority of the Company's Board of Directors. If Indemnitee is an officer of the Company not serving under an employment contract, Indemnitee agrees to serve in such capacity at least for the balance of the current fiscal year of the Company and not to resign voluntarily during such period without the written consent of a majority of the Company's Board of Directors. Following the applicable period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or until such time as Indemnitee tenders his resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to employment with the Company.

         3.       Expenses; Indemnification Procedure.

                  a. Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of any Proceeding referenced in Section 1 hereof, provided Indemnitee provides the Company with a written affirmation of Indemnitee's good faith belief that he has met the applicable standard of conduct required under applicable law and further provided a determination is made as provided in the Chapter 78 et seq., Nevada Revised Statutes, that indemnification would not be precluded thereunder. Indemnitee hereby undertakes to repay such amounts advanced if and to the extent that, it shall ultimately be determined that Indemnitee has not met the applicable legal standard of conduct. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

                  b. Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice and the affirmation required in Section 3(a) hereof in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to Bioxide Corporation, 380 North 200 West, Suite 101, Bountiful, Utah 84010, Attention: President (or to such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice is actually received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee's power.

                  c. Procedure. Any indemnification and advances provided for in
Section 1 hereof and this Section 3 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the Expenses (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct that makes it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to subsection 3(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exits. It is the parties' intention that if the Company contests Indemnitee's right to indemnification under this Agreement, the question of Indemnitee's right to indemnification shall be for the court to decide, and the failure of the Company (including the Company's Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or the Company's stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has not met such applicable standard of conduct, shall not create a presumption that Indemnitee has or has not met the applicable standard of conduct.

                  d. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurer(s) to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

                  e.  Selection of Counsel.  If the Company is  obligated  under
Section 3(a) hereof to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled, at its sole discretion, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such written notice, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of Indemnitee's counsel shall be at the expense of the Company.

         4.       Additional Indemnification Rights.

                  a. Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute, or rule that expands the rights of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule that narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  b. Rights Not Exclusive.  The indemnification provided by this
Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, the Company's Bylaws, any agreement, any vote of the Company's stockholders or disinterested directors, Chapter 78 et seq.., Nevada Revised Statutes, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

         5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, judgments, fines, penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal, or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

         6. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         7. Officers' and Directors' Liability Insurance. The Company shall, from time to time, make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the cost of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors. If Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium cost for such insurance is disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

         8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         9.   Exceptions.   Any  other   provision   herein   to  the   contrary
notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  a. Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to a Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement or any other law, statute, rule, or otherwise as required under Chapter 78 et seq., Nevada Revised Statutes, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company's Board of Directors finds it to be appropriate;

                  b. Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determined that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

                  c. Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company;

                  d. Claims Under Sections 10(b) and 16(b). To indemnify Indemnitee for Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) or any violation by Indemnitee of Section 10(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

                  e. Fraud, Recklessness, or Willful Misconduct. To indemnify Indemnitee for Expenses incurred on account of Indemnitee's conduct that is finally adjudged by a court to have constituted intentionable fraud, recklessness, or willful misconduct; and

                  f. Unlawful to Indemnify. To indemnify Indemnitee if a final decision by a court having jurisdiction in the matter determines that such indemnification is not lawful, including, without limitation, if it is determined that Indemnitee failed to act in accordance with the standards of conduct specified in ' 78.751(1) of the Nevada Revised Statutes.

         10.      Construction and Definition of Certain Phrases and Terms.

                  a. For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation, or it is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have stood with respect to such constituent corporation if its separate existence had continued.

                  b. For purposes of this Agreement, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                  c. For purposes of this Agreement, references to "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is, or is threatened to be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer or employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting in any such capacity, in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                  d. For purposes of this Agreement, references to "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, judgments, fines and penalties, amounts paid in settlement by Indemnitee, attorneys' fees (including fees and expenses of counsel selected by Indemnitee) and disbursements, and any expenses of establishing a right to indemnification under Section 3 hereof.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives, and assigns.

         13. Attorneys' Fees. In the event any action is instituted by either party under this Agreement to enforce or interpret any of the terms hereof, the prevailing party in such action shall be entitled to be paid all court costs and Expenses, including reasonable attorneys' fees, incurred by such prevailing party with respect to such action.

         14. Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown in Section 3(b) hereof and on the signature page of this Agreement, or as subsequently modified by written notice.

         15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Utah for all purposes in connection with any Proceeding that arises out of or that relates to this Agreement.

         16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada, as applied to contracts between Utah residents entered into and to be performed entirely within the State of Nevada. This Agreement shall not be deemed to create any rights prohibited by Chapter 78 et. seq., Nevada Revised Statutes, and shall be construed in a manner consistent with such law.

         17. Contribution. If the full indemnification provided in Section 1 hereof may not be paid to Indemnitee because such indemnification is prohibited by law, then in respect to any actual or threatened Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses incurred by Indemnitee for which indemnification is not available in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand, and Indemnitee on the other hand, from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company and Indemnitee, as well as any other relevant equitable considerations. The relative fault of the Company, which shall be deemed to include its other directors, officers, and employees, on one hand, and of Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 17 were determined by any method of allocation that does not take into account the foregoing equitable considerations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            BIOXIDE CORPORATION


                                            By /s/ Lynn L. Summerhays
                                            Its Chairman


                                            /s/ E. Wayne Nelson
                                            E. Wayne Nelson